ANNUAL REPORT ON FORM 10-KSB

       For the transition period from September 1, 1995 to June 30, 1996

                        Commission file number 0-22686

                          PALATIN TECHNOLOGIES, INC.


                 Exhibit 21.1, subsidiaries of the registrant


                                                            Names under which
Name of subsidiary:              State of incorporation:    subsidiary does business:
- -------------------              -----------------------    -------------------------
RhoMed Incorporated              New Mexico                 RhoMed Incorporated
Ediflex Digital Systems, Inc.    Delaware                   Ediflex Digital Systems, Inc.
Interfilm Technologies, Inc.     New York                   Interfilm Technologies, Inc.